EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock, $.01 par value per share, of NewPower Holdings, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 11, 2004

                                GE CAPITAL EQUITY INVESTMENTS, INC.



                                By:  /s/ Frank Ertl
                                   ---------------------------------------------
                                    Name:   Frank Ertl
                                    Title:  Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                GENERAL ELECTRIC CAPITAL CORPORATION



                                By:  /s/ Frank Ertl
                                   ---------------------------------------------
                                    Name:  Frank Ertl
                                    Title: Dept. Operations Manager


                                GENERAL ELECTRIC CAPITAL SERVICES, INC.



                                By:  /s/ Frank Ertl
                                   ---------------------------------------------
                                    Name:   Frank Ertl
                                    Title:  Attorney-in-fact


                                GENERAL ELECTRIC COMPANY



                                By:  /s/ Frank Ertl
                                   ---------------------------------------------
                                    Name:   Frank Ertl
                                    Title:  Attorney-in-fact